                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 5, 1997



                           STEWART ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)


         LOUISIANA                     0-19508                  72-0693290
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)


                        110 VETERANS MEMORIAL BOULEVARD
                          METAIRIE, LOUISIANA  70005
              (Address of principal executive offices) (Zip Code)



                                (504) 837-5880
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On June 5, 1997, the Company issued the following press release.

                                 PRESS RELEASE

CONTACT:                                                   FOR IMMEDIATE RELEASE
--------                                                   ---------------------
Fr. Gregory Coiro, O.F.M.Cap.
Office: (213)637-7215
Home:   (818)952-1922


     June 5, 1997 . . . Catholic Cemeteries of the Archdiocese of Los Angeles and Stewart Enterprises, Inc. (NASDAQ NMS:STEI), one of the nation's leading providers of mortuary services, are finalizing plans for Stewart to construct and operate mortuaries on land leased from the Archdiocese.

     The initial project, to be called "All Souls Mortuary," will operate as a fully licensed, for-profit facility governed by applicable laws of the State of California, at All Souls Cemetery in Long Beach, California.

     "Catholic Cemeteries embarked on this project to expand and enhance the Church's ministry to bereaved Catholic families," according to Monsignor Terrance Fleming, moderator of the curia for the Archdiocese. "Offering mortuary services that fully comply with Catholic traditions at the cemetery will enable Catholic Cemeteries more fully to serve the Catholic Community in the San Pedro Pastoral Region," he added.

     Joseph P. Henican III, chief executive officer of Stewart Enterprises said, "Our company has a long-standing reputation of meeting the individual funeral and cemetery needs of families with quality products and services. We understand the importance of upholding religious traditions and have developed good working relationships with Catholic communities across the United States."

     He added, "We consider it a privilege to have been chosen by the Archdiocese of Los Angeles to help them better serve the needs of their congregations."

     Founded in 1910, Stewart Enterprises, Inc., is the third largest provider of products and services to bereaved families. It currently owns 352 funeral homes and 125 cemeteries in 23 states, Canada, Puerto Rico, Mexico, Australia, New Zealand and Spain.

     The nation's largest jurisdiction with more than 3.5 million Catholics, the Archdiocese of Los Angeles owns and operates 11 cemeteries in its territory of Los Angeles, Ventura and Santa Barbara counties, as well as two cemeteries in the Diocese of Tucson, Arizona.

     On June 9, 1997, the Company issued the following earnings release for the quarter ended April 30, 1997.


CONTACT:  Ronald H. Patron
          Stewart Enterprises, Inc.
          110 Veterans Blvd.
          Metairie, LA 70005
          504/837-5880

                                                           FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REPORTS SECOND QUARTER FISCAL YEAR 1997 RESULTS -EARNINGS PER SHARE INCREASE 22%

Metairie, Louisiana, June 9, 1997. . . Stewart Enterprises, Inc. (Nasdaq NMS:STEI) today announced that net earnings for the second quarter of fiscal year 1997 increased 23% to $16.5 million, and earnings per share increased 22%, to $.39, from $13.4 million and $.32, respectively, reported for the second quarter of fiscal year 1996. Per-share amounts for fiscal year 1996 have been restated to reflect the Company's 3-for-2 stock split effective June 21, 1996. For the current quarter, revenues increased 15%, to $125.1 million from $108.4 million reported for the corresponding quarter last fiscal year.

For the fiscal year-to-date period, net earnings increased 23% to $31.9 million, and earnings per share increased 21% to $.76, from $25.9 million and $.63, respectively, reported for the first half of fiscal year 1996. Per-share amounts for fiscal year 1996 reflect the Company's June 21, 1996 3-for-2 stock split. For the first half of fiscal year 1997, revenues increased 17%, to $247.7 million from $211.2 million reported for the comparable period last year.

FINANCIAL PERFORMANCE ON TRACK; EQUITY OFFERING AND NEW CREDIT FACILITY PROVIDE FUEL FOR GROWTH

Joseph P. Henican, III, CEO, commented, "Once again, we are delighted to report on another successful quarter, demonstrated by earnings per share growth in excess of 20%, driven by increases in revenues, margins and net earnings. As a result of the success we have enjoyed during the first half of fiscal year 1997, we are well positioned to achieve our goal of 20% growth in earnings per share for the full fiscal year."

                                    (MORE)

Mr. Henican continued, "In April, we completed the syndication of a new $600 million revolving credit facility. In addition, we recently filed a registration statement with the Securities and Exchange Commission covering a proposed offering of 4.75 million shares of Class A Common Stock, of which 500,000 shares are being offered by Frank B. Stewart, Jr. and a trust established by Mr. and Mrs. Stewart. Funds provided by these transactions will be used principally to fund our continuing business expansion program."

MARGINS CONTINUE TO ADVANCE; FIRST ACQUISITION IN EUROPE COMPLETED

William E. Rowe, President and COO, stated, "We continue to experience margin enhancement in both the funeral and cemetery segments. For the quarter, our funeral gross margin advanced 180 basis points over the comparable quarter last year, and our cemetery gross margin expanded 240 basis points over 1996 levels. For the year-to-date period, our funeral gross margin increased 150 basis points, while our cemetery gross margin increased 170 basis points over fiscal year 1996 levels. This performance is the result of our continued focus on improving the performance of our core businesses and the maturation of recent acquisitions."

Mr. Rowe went on to say, "Thus far in fiscal year 1997, we have acquired or committed to acquire 75 businesses for an aggregate purchase price of approximately $143 million, including our recent entry into Europe with the acquisition of one of the largest independent funeral firms in Spain and the commitment to acquire two additional properties in that country. This strategic acquisition provides the foundation for the Company's expansion in Spain as well as throughout Europe. Upon fulfillment of our commitments, we will have added another 33 properties to our West Coast operations, including Sentinel Cremation Societies, a premier firm in California, acquired in March 1997, and we will have expanded our presence in Australia and New Zealand with 16 new businesses there. We remain committed to our strategy of clustering our operations and growing our Company in a disciplined, balanced manner, and we will continue to capitalize on attractive expansion opportunities as they arise."

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 352 funeral homes and 125 cemeteries in 23 states, Puerto Rico, Mexico, Australia, New Zealand, Canada and Spain.

                                    (MORE)

Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended January 31, 1997. The Company assumes no obligation to update information contained herein.

                                     #####

                  STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

               (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                                                 Three Months Ended April 30,
                                                 ---------------------------
                                                    1997             1996
                                                 ----------       ----------
Revenues:
  Funeral                                        $   71,604       $   54,916
  Cemetery                                           53,479           53,507
                                                 ----------       ----------
      Total revenues                                125,083          108,423
                                                 ----------       ----------
Costs and expenses:
  Funeral                                            47,370           37,333
  Cemetery                                           40,037           41,367
                                                 ----------       ----------
      Total costs and expenses                       87,407           78,700
                                                 ----------       ----------
  Gross profit                                       37,676           29,723
Corporate general and administrative expenses         3,181            3,315
                                                 ----------       ----------
  Operating earnings                                 34,495           26,408
Interest expense                                    (10,071)          (5,818)
Investment and other income                             781              856
                                                 ----------       ----------
  Earnings before income taxes                       25,205           21,446
Income taxes                                          8,703            8,043
                                                 ----------       ----------
  Net earnings                                   $   16,502       $   13,403
                                                 ==========       ==========
  Earnings per common share                      $     0.39       $     0.32 (a)
                                                 ==========       ==========
Weighted average common shares
  outstanding (in thousands)                         42,161           41,364 (a)
                                                 ==========       ==========
Dividends per common share                       $     0.02       $    0.013 (a)
                                                 ==========       ==========


(a) Restated to reflect the Company's three-for-two stock split effective June 21, 1996.

                  STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

               (Dollars in thousands, except per share amounts)
                                  (Unaudited)


                                                 Six Months Ended April 30,
                                                 -------------------------
                                                    1997           1996
                                                 ----------     ----------
Revenues:
  Funeral                                        $  140,510     $  108,003
  Cemetery                                          107,235        103,177
                                                 ----------     ----------
      Total revenues                                247,745        211,180
                                                 ----------     ----------
Costs and expenses:
  Funeral                                            93,775         73,702
  Cemetery                                           80,424         79,156
                                                 ----------     ----------
      Total costs and expenses                      174,199        152,858
                                                 ----------     ----------
  Gross profit                                       73,546         58,322
Corporate general and administrative expenses         7,036          6,265
                                                 ----------     ----------
  Operating earnings                                 66,510         52,057
Interest expense                                    (19,033)       (12,022)
Investment and other income                           1,566          1,407
                                                 ----------     ----------
  Earnings before income taxes                       49,043         41,442
Income taxes                                         17,165         15,541
                                                 ----------     ----------
  Net earnings                                   $   31,878     $   25,901
                                                 ==========     ==========
  Earnings per common share                      $     0.76     $     0.63 (a)
                                                 ==========     ==========
Weighted average common shares
  outstanding (in thousands)                         42,005         41,196 (a)
                                                 ==========     ==========
Dividends per common share                       $     0.04     $    0.027 (a)
                                                 ==========     ==========


(a) Restated to reflect the Company's three-for-two stock split effective June 21, 1996.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            STEWART ENTERPRISES, INC.



June 9, 1997                                /s/  KENNETH C. BUDDE
                                            ______________________________
                                            Kenneth C. Budde
                                            Senior Vice President--Finance
                                            Secretary and Treasurer
                                            (Principal Accounting Officer)